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                                                                     Exhibit 9.1




                                   VOTING AGREEMENT
                                   ----------------


    VOTING AGREEMENT, dated as of April 2, 1997, among Mona Benun, individually, and as custodian for Vanessa J. Benun under the New Jersey Uniform Gift to Minors Act (the "NJUGMA") and, as custodian for Jasmine J. Benun under the NJUGMA; Sabrina J. Benun and Rebecca J. Benun (each referred to herein, individually, as a "Stockholder" and, collectively, as the "Stockholders") and Jazz Photo Corp., a New Jersey corporation (the "Company").


                                 W I T N E S S E T H:
                                 - - - - - - - - - -


    WHEREAS, the Stockholders are the owners of , in the aggregate, 2,200,000 shares (the "Shares") of the common stock, par value $.01 per share ("Common Stock"), of the Company in the amounts set forth opposite each such Stockholder's name on Schedule I annexed hereto and made a part hereof; and

    WHEREAS, the Stockholders and the Company desire to minimize any potential disruption in the management of the Company and, accordingly, wish to enter into this Agreement.

    NOW, THEREFORE, in consideration of the foregoing and of the mutual promises, covenants and agreements hereinafter set forth, the parties hereto agree as follows:


    1.   CREATION AND PURPOSE OF VOTING AGREEMENT.

         Subject to the terms and conditions hereof, a voting agreement with respect to the Shares is hereby created and established in accordance with New Jersey Business Act ("NJBCA") Section 14A:5-21.


    2.   VOTING OF THE SHARES.

         (a) Each Stockholder shall not vote her Shares against or withhold approval of:

              (i) election of a nominee in an election of directors of the Company if such person is nominated by the Board of Directors of the Company, or a Committee thereof, a majority of whose members consist of persons who are themselves directors of the Company serving as of the date hereof as directors of the Company ("Original Directors") or persons nominated directly or indirectly for election

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as directors or appointed to their posts as directors by the Original Directors
(the "Successor Directors").


              (ii) a proposal to remove a director unanimously approved by the Original and Successor Directors other than the director sought to be removed.

         (b) The foregoing provisions of this Section 2 shall be equally applicable to any vote effected by written consent as provided by applicable law.

         (c) The Stockholders shall not commence any action the result of which is, or is designed to cause, a change in the majority of the Board of Directors.

    3.   TERM OF VOTING AGREEMENT.

         The Voting Agreement created hereby shall commence on and as of the date hereof. This Voting Agreement shall terminate on the first to occur of the following:

         (a) The Stockholders shall in the aggregate own less than 20% of the shares of Common Stock of the Company outstanding at any time;

         (b)  The fifth anniversary of the date hereof;

         (c) The Order of Final Judgment of Permanent Injunction and Other Relief as to Jack C. Benun entered in the United States District Court for the District of Columbia (Civ. No. 94 1913) shall have been vacated or otherwise modified so as to permit Jack C. Benun to serve as an officer or director of the Company.


    4.   TRANSFER OF SHARES.

    The voting restrictions contained in this Voting Agreement shall not apply to, and shall not bind, any transferee of the Shares who is not a member of the "immediate family" of any of the Stockholders. For the purposes hereof, "immediate family" shall mean the parent, sibling, child or spouse of any such Stockholder or any organization a majority of whose voting securities are owned directly or indirectly by, or which is under the control (as defined in Rule 405 under the Securities Act of 1933, as amended) of any such Stockholder. Accordingly, any transferee of the Shares who is not a member of the immediate family of any Stockholder shall be entitled to vote the Shares without any restrictions under this Agreement.


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    5.   When Jack C. Benun ceases to be enjoined by the U.S. Federal
District Court from serving as an officer or director of the Company, the Stockholders shall immediately grant to him an irrevocable proxy enforceable under New Jersey law to vote the Shares of the Stockholders.


    6.   MISCELLANEOUS.

         (a) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements, commitments, or understandings with respect to the matters provided for herein. This Agreement shall not be amended, altered, or modified except by an instrument in writing duly executed by each of the parties hereto and consented to by Hampshire Securities Corporation.

         (b) This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto. This Agreement shall not be assignable by any party. This Agreement shall not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement.

         (c) All notices and other communications given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or on the third business day after being mailed by registered or certified mail return receipt requested, postage prepaid, or on the date delivered by courier providing confirmation of delivery, or on the dated transmitted by facsimile transmission or telex and addressed to the parties as follows:


              (i)    If to the Stockholders:

                     To such Stockholder as reflected on Schedule I hereto 80 Wickapecko Drive
                     Allenhurst, New Jersey 07711


              (ii)   If to the Company:

                     Jazz Photo Corp.
                     600 Blair Road
                     Carteret, New Jersey  07088

                     Attention:  President

or to such other address as any of them by written notice to the other party may from time to time designate.

         (d) If any part of any provision of this Agreement or any other agreement, document, or writing given pursuant to, or in connection with, this Agreement shall be invalid or unenforceable under applicable law, said part shall be


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ineffective to the extent of such invalidity only without in any way affecting the remaining part of said provision or the remaining provisions of this Agreement.

         (e) The headings of the Sections of this Agreement are inserted for convenience of reference only and do not form a part or affect the meaning hereof.

         (f) This Agreement, the rights and obligations of the parties hereto, and any claims and disputes relating thereto shall be governed by, and construed in accordance with, the laws of the State of New Jersey (not including the conflicts of law rules thereof).

         (g) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which shall be deemed to be one and the same instrument.

    IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                                            -----------------------------------
                                            Mona Benun


                                            -----------------------------------
                                            Mona Benun, as custodian for
                                            Jasmine J. Benun under the
                                            NJUGMA


                                            -----------------------------------
                                            Mona Benun, as custodian for
                                            Vanessa J. Benun under the NJUGMA
JAZZ PHOTO CORP.


BY:
Roger F. Lorenzini, President
                                            -----------------------------------
                                            Sabrina J. Benun


                                            -----------------------------------
                                            Rebecca J. Benun


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